UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported): November 02, 2011

LUFKIN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-02612	75-0404410
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification No.)

601 SOUTH RAGUET, LUFKIN, TEXAS		75904
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (936) 634-2211

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 2, 2011, the Board of Directors of Lufkin Industries, Inc., a Texas corporation (the “Company”), approved and adopted a revised Code of Conduct (as revised, the “Code of Conduct”).  The Code of Conduct is applicable to all employees of the Company, including the Company’s senior financial officers.  The Code of Conduct replaces in its entirety the Company’s previous Corporate Code of Conduct, dated August 1, 2010. Principal revisions to the Code of Conduct include the following:

•	making the Code of Conduct more user-friendly for employees;

•	expanding the Code of Conduct to include the following policies:

•	a quality control policy governing suppliers and the products and services that they provide the Company;

•
an import/export policy governing not only the Company’s importing and exporting of material goods but also compliance with all import/export controls, including those controls that apply to intellectual property, data, information, research and other business assets;

•	a policy against workplace violence, including a policy prohibiting firearms and weapons on Company premises;

•	a policy encouraging employee involvement in charitable activities and

•	a social networking policy governing employees’ use of, and sharing of information on, social networking sites; and

•
revising the Code of Conduct to provide that waivers of the Code of Conduct may be granted by approval of the Company’s Board of Directors or the Company’s Chief Compliance Officer, pursuant to authority delegated by the Company’s Board of Directors.

The foregoing description of the Code of Conduct is qualified in its entirety by reference to the Code of Conduct, the text of which is attached hereto as Exhibit 14.1 and incorporated herein by reference. A copy of the Code of Conduct can be obtained free of charge on the Company’s website at www.lufkin.com or by writing to the Company Secretary, P.O. Box 849, Lufkin, Texas 75902.  Information on the Company’s website is not incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

14.1	Lufkin Industries, Inc. Code of Conduct, dated November 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUFKIN INDUSTRIES, INC

By:	/s/ Christopher L. Boone
Christopher L. Boone
Vice President/Treasurer/Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:  November 8, 2011

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 14.1	Lufkin Industries, Inc. Code of Conduct, dated November 2, 2011.